EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-51161 and 333-60028) of The Stride Rite Corporation of our report dated January 9, 2003 relating to the financial statements, which appear in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 9, 2003 on the financial statement schedule, which appears on page S-1 of this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

February 24, 2003

E-8